Organizational Functional Area: Human Capital Policy For: Executive Severance Policy, WSFS Chief Executive Officer Executive Vice Presidents Board Approved: December 2020 Last Revision Date: December 2020 Department/Individual Responsible for Executive Vice President, Maintaining/Updating Policy: Chief Human Capital Officer I. Severance Policy This Severance Policy (the “Policy”) provides severance benefits to a select group of management and highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), whose employment is terminated under certain circumstances. This Policy provides for benefits specified under this Policy upon a qualifying Covered Termination (as defined below). This Policy shall not impact the treatment of any equity incentive award. Such awards shall be governed by the terms and conditions of the WSFS Financial Corporate 2018 Incentive Plan and relevant award agreements. Capitalized terms shall have the meaning provided in Attachments A and B, if not provided elsewhere in the Policy. II. Eligibility The Chief Executive Officer (“CEO”), Executive Vice Presidents (“EVPs”) of WSFS Financial Corporation and/or Wilmington Savings Fund Society, FSB (collectively “WSFS”), and other individuals who serve critical roles as identified by the CEO, and approved by the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of WSFS Financial Corporation (the “Board”), shall be covered by this Policy and be eligible to receive severance benefits hereunder upon a qualifying termination of employment. Such covered individuals are referred to herein as “Executives.” The presidents or vice presidents of WSFS business units or subsidiaries, including, without limitation, Cash Connect, shall not be eligible to participate in this Policy, unless specifically designated by the Committee. Exhibit 10.4

III. Covered Terminations Subject to Section VI (Release), an Executive shall receive the severance benefits described in Sections IV (Non-CIC Termination) or V (CIC Termination), below, upon WSFS’ termination of the Executive’s employment without Cause or the Executive’s termination of his or her employment for Good Reason (each such termination of employment, a “Covered Termination”). Any termination of employment other than a Covered Termination shall be a “Non-Covered Termination.” Such Non-Covered Terminations include (a) a termination of employment for Cause, (b) a termination of employment due to death or disability, or (c) a voluntary termination of employment for reasons other than Good Reason, including retirement. IV. Non-CIC Termination Subject to Section VI (Release), if the Executive incurs a Covered Termination that does not qualify as a CIC Termination (defined below), WSFS shall pay the Executive (a) eighteen months of base salary (twenty-four months for the CEO), (b) subject to Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, the value of the employer-portion of premiums for coverage under the WSFS health plan on an after-tax basis for eighteen months (twenty-four months for the CEO), provided that such payments shall terminate if and when Executive secures alternative health benefits from a new employer, of which Executive will promptly notify WSFS, and (c) outplacement benefits commensurate with Executive’s level. The preceding amounts described in items (a) and (b) shall be payable in installments in accordance with WSFS’ regular payroll schedule. The preceding amount described in item (c) shall be paid as soon as practicable after submission of receipts for outplacement services (but not prior to the completion of the Revocation Period). V. CIC Termination Subject to Section VI (Release), if the Executive incurs a Covered Termination within twenty-four months after a Change in Control (a “CIC Termination”), WSFS shall pay the Executive (a) two times (three times for the CEO) the sum of Executive’s base salary and the amount of the most- recently earned bonus, (b) the value of employer-portion of premiums for coverage under the WSFS health plan and dental plan for twenty-four months (thirty-six months for the CEO), and (c) outplacement benefits commensurate with Executive’s level. The preceding amounts described in items (a) and (b) shall be payable in in a lump as soon as practicable after the completion of the Revocation Period (defined below). The preceding amount described in item (c) shall be paid as soon as practicable after submission of receipts for outplacement services (but not prior to the completion of the Revocation Period). VI. Release To receive any of the severance benefits outlined in this Policy, the Executive must (a) timely execute, and not subsequently revoke, a release satisfactory to WSFS that includes a general release of claims against WSFS, and (b) abide by a non-disparagement agreement, and a twelve- month non-solicitation agreement that covers WSFS’s customers and associates, as set forth in Exhibit A (which may be amended from time to time by WSFS). The release will be substantially in the form that is attached as Exhibit A, Addendum A; provided, however, that the release may be amended from time to time by WSFS. The release will become effective after the completion of a seven-day revocation period following the execution of the release (the “Revocation Period”). VII. 280G If any of the preceding payments would constitute a “parachute payment” within the meaning of section 280G of the Internal Revenue Code (the “Code”) and, but for this Section VII, would be subject to the excise tax imposed by section 4999 of the Code (the “Excise Tax”), then the Participant’s payments under the Plan will be reduced to the greatest amount that would not be subject to the Excise Tax if, after taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, the Participant would retain a greater amount on an after-tax basis following such reduction. The determination described in the preceding sentence shall be made by WSFS with assistance by WSFS’ outside auditing firm or by a nationally-recognized accounting or benefits consulting firm appointed by WSFS. The firm’s expenses shall be paid by WSFS. VIII. 409A The Policy will be interpreted to ensure that the payments contemplated hereby to be made by WSFS to an Executive are exempt from, or comply with, Section 409A of the Code (“Section 409A”); provided, however, that nothing in this Policy will be interpreted or construed to transfer any liability for any tax (including a tax or penalty due as a result of a failure to comply with Section 409A) from any Participant to WSFS or any other individual or entity. Any payment under the Policy that is subject to Section 409A and that is contingent on a termination of employment is contingent on a “separation from service” within the meaning of Section 409A. Each such payment will be considered to be a separate payment for purposes of Section 409A. If, upon separation from service, an Executive is a

“specified employee” within the meaning of Section 409A, any payment to such Executive that is subject to Section 409A and would otherwise be paid within six months after the Participant’s separation from service will instead be paid in the seventh month following the Participant’s separation from service (to the extent required by Section 409A(a)(2)(B)(i)). Any taxable reimbursement due under the terms of this Plan will be paid no later than December 31st of the year after the year in which the expense is incurred and will comply with Treas. Reg. § 1.409A- 3(i)(1)(iv). If the period during which a Participant who has a Termination has discretion to execute or revoke a release straddles two calendar years, the Company will make the payments that are conditioned upon the release no earlier than January 1st of the second of such calendar years, regardless of which taxable year such Participant actually delivers the executed release to the Company. IX. Administration The Committee will administer the Policy. The Committee’s powers include, but are not limited to, the discretionary power to (a) adopt rules necessary to administer the Plan; (b) interpret the Plan and decide all questions relating to the interpretation of the terms and provisions of the Plan; and (c) resolve all other questions arising under the Plan (including the power to remedy possible ambiguities, inconsistencies, or omissions by a general rule or particular decision). X. Miscellaneous Any withholding obligation under applicable tax laws may be deducted from benefits paid under the Policy to the extent deemed necessary by the Committee. However, the Executive will bear the cost of, and indemnify WSFS for, any taxes and employee social security contributions not withheld on benefits provided under the Plan, regardless of whether withholding is required. Any payments or benefits paid or due to Executive herein shall be subject to any recoupment or clawback policy adopted by the Company from time to time, and to any requirement of applicable law or listing standard that requires the Company to recoup or clawback any such payments or benefits. WSFS’s promise to pay benefits under the Policy at all times remains unfunded as to each Executive, whose rights under the Policy are limited to those of a general and unsecured creditor of WSFS. The terms and conditions of this Policy shall not be deemed to constitute a contract of employment between WSFS and Executive. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, except as otherwise provided in a written employment agreement. Neither Executive nor employer contributions to WSFS’s 401(k) plan may occur after termination of employment, consistent with the 401(k) plan and its summary plan description. XI. Amendment Subject to the provisions of this Section XI, the Board may, at any time, amend, suspend, or terminate the Policy in whole or in part at any time with respect to any or all Executives. No amendment, suspension or termination of the Policy may reduce any benefit payable to an Executive who has already experienced a Covered Termination without his express written consent. Any resolution to amend or terminate the Policy that is adopted or becomes effective during the period beginning six months before a Change in Control and ending two years after a Change in Control may not adversely affect in a material way an individual who was an Executive as of immediately before the Change in Control, without such individual’s express written consent. Notwithstanding the foregoing, either the Board or the Committee may amend the Policy at any time to the extent necessary to avoid adverse consequences under any applicable law. Any such amendment shall, to the maximum extent possible, preserve the Policy’s benefits for all Executives. XIII. Claims and Appeals The Committee will establish claims and appeals procedures for requests for benefits under the Policy. The provisions of this Section XIII are intended to comply with section 503 of ERISA and will be administered and interpreted in a manner consistent with such intent.

Attachment A Executive Severance Policy When used in capitalized form in the Policy, the following words and phrases have the following meanings, unless the context clearly indicates that a different meaning is intended: Cause. “Cause” will mean: (i) the continued failure of Executive to perform substantially Executive’s duties to WSFS or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to Executive by the CEO or the Board that specifically identifies the manner in which the CEO or the Board believes that the Executive has not substantially performed the Executive’s duties, (ii) the engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to WSFS, or (iii) the consistent failure of Executive to meet reasonable performance expectations (other than any such failure resulting from incapacity due to physical or mental illness); provided, however, that termination of Executive’s employment under this subparagraph (iii) will not be effective unless at least 90 days prior to such termination Executive will have received written notice from the CEO or the Board which specifically identifies the manner in which the CEO or the Board believes that Executive has consistently failed to meet reasonable performance expectations and Executive will have failed after receipt of such notice to resume the diligent performance of his duties to the reasonable satisfaction of the CEO or the Board. The cessation of employment of Executive will not be deemed to be for Cause under paragraph (i) or (ii) above unless and until there will have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for such purpose, finding that, in the opinion of the Board, Executive has engaged in the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail. The CEO or EVP may not be Terminated for Cause under paragraph (iii) once a Change in Control has occurred. Change in Control. “Change in Control” shall have the meaning ascribed in Attachment B. Good Reason. “Good Reason” will mean any of the following: (i) a significant reduction by WSFS of the authority, duties or responsibilities of Executive; (ii) a material diminution in the budget over which CEO or EVP retains authority; or (iii) a relocation of CEO or EVP’s principal work location to outside the Philadelphia or Wilmington metropolitan area. In addition, for purposes of a CIC Termination, Good Reason shall also mean (i) any action by WSFS that results in a significant diminution of Executive’s employment-grade, compensation level, incentive compensation, or employee benefits which Executive holds as of the date of Change of Control; or (ii) a significant alteration or termination of any incentive compensation plans in which CEO or EVP is a participant as of the date of a Change of Control.

Attachment B Executive Severance Policy A “Change of Control” will be deemed to occur upon the earliest of any of the following events: a Change in Ownership of WSFS; a Change in Effective Control of WSFS; or a Change in the Ownership of a Substantial Portion of the Assets of WSFS, each as defined below. Change in Ownership A change in ownership of WSFS occurs when one person or a group acquires stock that, combined with stock such person or group previously owned, controls more than 50% of the value or voting power of the stock of WSFS, provided, however, if any one person, or more than one person acting as a group, is considered to effectively control WSFS (within the meaning of Treas. Regs. Section 1.409A-3(i)(5)(vi)), the acquisition of additional control of WSFS by the same person or persons is not considered to cause a change in the ownership of WSFS. Change in Effective Control A change in effective control occurs on the date that, during any 12-month period, either (x) any person or group acquires stock possessing 30% or more of the voting power of the corporation, or (y) the majority of the board is replaced by persons whose appointment or election is not endorsed by a majority of the board. Change in Ownership of a Substantial Portion of Assets A change in ownership of a substantial portion of the assets occurs on the date that a person or a group acquires, during any 12-month period, assets of the corporation having a total gross fair market value equal to more than 40% of the total gross fair market value of all of WSFS’ assets. For this purpose, gross fair market value means the value of the assets of WSFS, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by WSFS is not treated as a Change of Control if the assets are transferred to (i) an entity that is controlled by the shareholders of WSFS immediately after the transfer; or (ii) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by WSFS.